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                                                                    EXHIBIT 99.1


NEWS RELEASE - OCTOBER 25, 2002
Email: investor_relations@smartire.com
Contact: Susan Mader
1.800.982.2001/604.276.9884


             SMARTIRE SYSTEMS ANNOUNCES CHANGES TO MANAGEMENT TEAM
         Evolving marketplace and shift of focus to original equipment market necessitate changes


RICHMOND, BC, CANADA - October 25, 2002 - SmarTire Systems Inc. (Nasdaq: SMTR), a leading developer of tire pressure and temperature monitoring technology, announces changes to its executive management team in response to an evolving marketplace and a shift in focus from the automotive aftermarket to the original equipment market.

Jeff Finkelstein has been promoted to the position of Chief Financial Officer. He will be responsible for all financial and related functions for SmarTire including finance, treasury, accounting, taxation, legal, management information systems and administration. Finkelstein has been with SmarTire since 1999 in the role of Controller and has been Acting Chief Financial Officer since May 2002. He is a Canadian Chartered Accountant with seventeen years of experience including eight years as Controller of Nasdaq and Toronto Stock Exchange listed companies. He also holds a Bachelor of Commerce degree and a Bachelor of Arts degree from the University of Manitoba.

The SmarTire (Europe) Inc. office has been restructured to aggressively capitalize on emerging market opportunities especially with European original equipment manufacturers. Emphasis is now being placed on business development and growth of new product lines as opposed to aftermarket channel development. These strategic changes required a realignment of the Managing Director's duties and responsibilities that has resulted in the resignation of Ian Bateman as Director of SmarTire's U.K. subsidiary. To direct the daily operations of SmarTire (Europe) Inc., the new position of General Manager has been created and Nigel Hammond, U.K. Business Development Manager, has assumed this role on an interim basis.

One additional change is the resignation of Bernard Pinsky from SmarTire's Board of Directors. Pinsky, a partner in the Vancouver law firm of Clark, Wilson, will continue to act in the capacity of Corporate Counsel for the Company. SmarTire is taking steps to expand its Board of Directors to include a majority of outside, independent members.

SmarTire is a pioneer and market leader in the development of direct measurement tire monitoring technology for all sectors of the automotive and transportation industries. With the National Highway Traffic Safety Administration (NHTSA) rulemaking that requires the installation of tire pressure monitoring systems in all passenger vehicles and light trucks beginning November 1, 2003, there is substantial market potential for SmarTire technologies and products.

Incorporated in 1987, SmarTire is a public company with offices in Canada and the United Kingdom. Additional information can be found at www.smartire.com.

"ROBERT RUDMAN"

Robert Rudman
President and Chief Executive Officer

This news release may include statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, the anticipated demand for tire monitoring technology, sales of SmarTire's products and technology to original equipment manufacturers, the size of the market, the impact and scope of the new United States legislation, and the technical uncertainty of future products. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general factors such as insufficient investor interest in the Company's securities, the impact of competitive products and pricing and general economic conditions as they affect the Company's customers, and specific risks such as the uncertainty of the requirements demanded and timing specified by U.S. government, reliance on third party manufacturers to product SmarTire products and technology, and, the Company's ability to source product components in timely manner. Readers should also refer to the risk disclosures outlined in the Company's annual report of Form 10-KSB for the last completed fiscal year filed with the SEC.


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